UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: July 19, 2004

Exact Name of Registrant as Specified in Its Charter	Commission File Number	I.R.S. Employer Identification No.
Hawaiian Electric Industries, Inc.	1-8503	99-0208097
Hawaiian Electric Company, Inc.	1-4955	99-0040500

State of Hawaii

(State or other jurisdiction of incorporation)

900 Richards Street, Honolulu, Hawaii 96813

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:

(808) 543-5662 - Hawaiian Electric Industries, Inc. (HEI)

(808) 543-7771 - Hawaiian Electric Company, Inc. (HECO)

None

(Former name or former address, if changed since last report.)

Item 5. Other Events and Regulation FD Disclosure

On July 19, 2004, HEI issued the following news release:

HAWAIIAN ELECTRIC INDUSTRIES, INC. REPORTS SECOND QUARTER 2004 EARNINGS

HONOLULU — Hawaiian Electric Industries, Inc. (NYSE - HE) today reported net income from continuing operations for the three months ended June 30, 2004, of $11.2 million, or 14 cents per share, compared with $25.8 million, or 34 cents per share, in the same quarter of 2003. For the six months ended June 30, 2004, income from continuing operations was $42.2 million or 54 cents per share, compared with $50.1 million or 67 cents per share in the same period last year. In June, the Company recognized a cumulative $24 million charge (30 cents per share) through March 31, 2004, to net income for an unfavorable tax ruling involving American Savings Bank’s real estate investment trust (REIT) subsidiary. In addition, in the second quarter, the Company accrued $0.2 million in interest, net of taxes, related to the REIT tax issue and state bank franchise tax of $1.2 million. Management continues to believe that its tax position is proper and has appealed the ruling to the Hawaii State Supreme Court.

“Excluding the effects of the REIT tax adjustment through March 31, 2004, earnings for the quarter would have been $35.2 million or 44 cents per share—a solid 29% increase over the same quarter last year on a per share basis. This performance resulted primarily from broad-based strength in the Hawaii economy that had positive effects on HEI’s electric utility and bank subsidiaries’ operating results,” said Robert F. Clarke, HEI chairman, president and chief executive officer.

Hawaiian Electric Company’s net income for the second quarter was up 17% to $21.7 million compared with $18.6 million for the same quarter last year when the adverse effects of the Iraq war on tourism and increased retirement benefits expenses decreased earnings. Electric utility net income for the six months ended June 30, 2004, was $41.8 million compared with $36.2 million for the same period of 2003.

Kilowatthour sales were higher by 2.8% quarter-over-quarter. “Double-digit international and strong domestic visitor arrival growth rates in April and May and increased military activity contributed to increased commercial usage,” said Clarke. “In addition, residential sales were up on all islands resulting from increased usage by existing customers and the effects of new home construction activity,” Clarke added.

Further contributing to the increase in electric utility net income were a reduction in other operation costs principally due to a $2.3 million decrease in retirement benefits expenses compared with the second quarter of 2003 and a $0.5 million reduction in interest expenses and preferred securities distributions of trust subsidiaries related to the refinancing of higher-costing debt in the first half of 2004.

Bank net loss in the second quarter was $6.9 million compared to net income of $13.5 million in the same quarter last year. Bank net income for the six months ended June 30, 2004, was $9.0 million compared with $27.0 million in the same period last year. Bank results included a cumulative $24 million charge in June 2004 related to the previously reported unfavorable tax court ruling involving the bank’s REIT subsidiary. Details of the REIT tax issue were fully disclosed in a separate filing with the Securities and Exchange Commission on Form 8-K on June 8, 2004. Excluding the charge, bank net income would have been $17.0 million for the second quarter and $32.9 million for the first six months of 2004.

“Strong demand for homes and limited supply continued to add strength to the Hawaii real estate market and further improve asset quality at the bank,” said Clarke. Delinquent and nonaccrual loans as a percent of total loans at June 30, 2004, continued to trend downward to 0.4%, a level well below historical norms. These factors combined with recoveries on loans previously charged off resulted in the reversal of $3.0 million of the bank’s allowance for loan losses in the second quarter. The bank remained adequately reserved against possible loan losses with $38.8 million reserved at June 30, 2004.

Net interest income increased $1.2 million quarter-over-quarter. The interest rate spread increased to 3.08% for the second quarter compared with 3.02% for the second quarter of 2003. The increase in the interest rate spread quarter-over-quarter was primarily due to a change in the mix of the bank’s funding base out of higher-costing borrowings and into low-costing core deposits, partially offset by a decrease in the yield on loans.

The holding and other companies’ net expenses were $3.5 million in the second quarter of 2004 versus $6.3 million in same quarter of 2003. The holding and other companies’ net expenses for the six months ended June 30, 2004, were $8.6 million compared with $13.1 million for the same period of 2003. Second quarter net expenses decreased compared with the same quarter of 2003 due in part to the impact of lower interest rates and lower legal expenses.

HEI and its subsidiaries are a critical part of Hawaii’s economy. HEI supplies power to over 400,000 customers or 93% of the Hawaii market through its electric utilities and provides a wide array of banking and other financial services to consumers and businesses through the state’s third largest financial institution.

Forward-Looking Statements

This release may contain “forward-looking statements,” which include statements that are predictive in nature, depend upon or refer to future events or conditions, and usually include words such as expects, anticipates, intends, plans, believes, predicts, estimates or similar expressions. In addition, any statements concerning future financial performance (including future revenues, expenses, earnings or losses or growth rates), ongoing business strategies or prospects and possible future actions, which may be provided by management, are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties and assumptions about HEI and its subsidiaries, the performance of the industries in which they do business and economic and market factors, among other things. These forward-looking statements are not guarantees of future performance.

Forward-looking statements in this release should be read in conjunction with the “Forward-Looking Statements and Risk Factors” discussion (which is incorporated by reference herein) set forth on page v of HEI’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, and in HEI’s future periodic reports that discuss important factors that could cause HEI’s results to differ materially from those anticipated in such statements. Forward-looking statements speak only as of the date of this release.

Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three months ended June 30,		Six months ended June 30,		Twelve months ended June 30,
(in thousands, except per share amounts)	2004	2003	2004	2003	2004	2003
Revenues
Electric utility	$370,605	$354,529	$717,218	$683,441	$1,430,462	$1,354,610
Bank	89,982	92,703	179,240	187,805	362,755	386,149
Other	1,211	1,524	2,450	2,146	13,615	(104)

	461,798	448,756	898,908	873,392	1,806,832	1,740,655

Expenses
Electric utility	324,691	311,944	627,164	599,881	1,247,403	1,172,651
Bank	66,971	70,342	130,121	143,018	265,668	295,019
Other	3,190	5,017	6,840	9,952	15,952	21,241

	394,852	387,303	764,125	752,851	1,529,023	1,488,911

Operating income (loss)
Electric utility	45,914	42,585	90,054	83,560	183,059	181,959
Bank	23,011	22,361	49,119	44,787	97,087	91,130
Other	(1,979)	(3,493)	(4,390)	(7,806)	(2,337)	(21,345)

	66,946	61,453	134,783	120,541	277,809	251,744

Interest expense–other than bank	(19,106)	(17,879)	(40,553)	(35,859)	(73,986)	(71,284)
Allowance for borrowed funds used during construction	733	446	1,377	889	2,402	1,901
Preferred stock dividends of subsidiaries	(475)	(501)	(950)	(1,003)	(1,953)	(2,006)
Preferred securities distributions of trust subsidiaries	—	(4,009)	—	(8,018)	(8,017)	(16,035)
Allowance for equity funds used during construction	1,673	989	3,122	1,977	5,412	4,116

Income from continuing operations before income taxes	49,771	40,499	97,779	78,527	201,667	168,436
Income taxes	38,533	14,739	55,609	28,440	91,536	58,462

Income from continuing operations	11,238	25,760	42,170	50,087	110,131	109,974
Loss from discontinued operations, net of income taxes	—	(3,870)	—	(3,870)	—	(3,870)

Net income	$11,238	$21,890	$42,170	$46,217	$110,131	$106,104

Per common share
Basic earnings (loss) - Continuing operations	$0.14	$0.34	$0.54	$0.67	$1.43	$1.49
- Discontinued operations	—	(0.05)	—	(0.05)	—	(0.05)

	$0.14	$0.29	$0.54	$0.62	$1.43	$1.44

Diluted earnings (loss) - Continuing operations	$0.14	$0.34	$0.53	$0.67	$1.43	$1.48
- Discontinued operations	—	(0.05)	—	(0.05)	—	(0.05)

	$0.14	$0.29	$0.53	$0.62	$1.43	$1.43

Dividends	$0.31	$0.31	$0.62	$0.62	$1.24	$1.24

Weighted-average number of common shares outstanding	80,350	74,390	78,544	74,094	76,906	73,590

Adjusted weighted-average shares	80,707	74,754	78,895	74,444	77,136	73,956

Income (loss) from continuing operations by segment
Electric utility	$21,735	$18,556	$41,758	$36,212	$84,457	$82,208
Bank	(6,949)	13,494	8,978	27,002	38,237	55,064
Other	(3,548)	(6,290)	(8,566)	(13,127)	(12,563)	(27,298)

Income from continuing operations	$11,238	$25,760	$42,170	$50,087	$110,131	$109,974

This information should be read in conjunction with the consolidated financial statements and the notes thereto incorporated by reference in HEI’s Annual Report on SEC Form 10-K for the year ended December 31, 2003 and the consolidated financial statements and the notes thereto in HEI’s Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2004 and June 30, 2004 (when filed). Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year. In April 2004, the HEI Board of Directors approved a 2-for-1 stock split in the form of a 100% stock dividend with a distribution date of June 10, 2004. All share and per share information above reflects the stock split.

In the first quarter of 2004, the Company adopted the provisions of Financial Accounting Standards Board Interpretation No. 46 (revised December 2003), “Consolidation of Variable Interest Entities,” and deconsolidated Hawaiian Electric Industries Capital Trust I, HEI Preferred Funding, LP, HECO Capital Trust I and HECO Capital Trust II. The Company did not elect to restate previously issued financial statements. Due to the deconsolidation, for the three and six months ended June 30, 2004, the Company’s consolidated statement of income reflected equity in earnings of Hawaiian Electric Industries Capital Trust I, HEI Preferred Funding, LP, HECO Capital Trust I and HECO Capital Trust II of $0.1 million and $0.6 million, respectively, interest expense from borrowings related to these entities of $0.8 million and $5.4 million, respectively, and no preferred securities distributions of trust subsidiaries. The trust preferred securities of Hawaiian Electric Industries Capital Trust I and HECO Capital Trusts I and II were redeemed in April 2004. In March 2004, HECO Capital Trust III issued $50 million of trust preferred securities, which were never consolidated.

In 1998, ASB formed a subsidiary, which elects to be taxed as a real estate investment trust (REIT). The State of Hawaii Department of Taxation (DOT) challenged ASB’s tax position and issued notices of tax assessment. In 2002, ASB filed an appeal with the State Board of Review, First Taxation District, which issued its decision in favor of the DOT in 2003. ASB filed a notice of appeal with the Hawaii Tax Appeal Court. In May 2004, the DOT and ASB each filed a Motion for Summary Judgment, and in June 2004, the Hawaii Tax Appeal Court ruled in favor of the DOT and against ASB. ASB continues to believe that its tax position is proper and has appealed the decision. However, as a result of the Court’s decision, ASB recorded a charge to net income (i.e., net of federal tax benefits) in the second quarter of 2004 of approximately $24 million for the potential cumulative bank franchise tax liability ($21 million) and interest ($3 million) since the REIT was formed through March 31, 2004.

Hawaiian Electric Company, Inc. (HECO) and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
(in thousands)	2004	2003	2004	2003
Operating revenues	$369,393	$353,385	$715,337	$681,346

Operating expenses
Fuel oil	114,496	102,168	211,582	193,007
Purchased power	94,267	95,264	186,506	180,618
Other operation	36,877	38,317	71,146	76,844
Maintenance	15,910	15,476	32,906	29,758
Depreciation	28,744	27,633	57,488	55,245
Taxes, other than income taxes	34,198	32,810	67,082	63,887
Income taxes	13,779	11,676	26,666	22,891

	338,271	323,344	653,376	622,250

Operating income	31,122	30,041	61,961	59,096

Other income
Allowance for equity funds used during construction	1,673	989	3,122	1,977
Other, net	1,088	869	1,729	1,636

	2,761	1,858	4,851	3,613

Income before interest and other charges	33,883	31,899	66,812	62,709

Interest and other charges
Interest on long-term debt	10,825	10,436	20,895	20,760
Amortization of net bond premium and expense	577	528	1,146	1,041
Preferred securities distributions of trust subsidiaries	—	1,919	—	3,838
Other interest charges	980	407	3,392	749
Allowance for borrowed funds used during construction	(733)	(446)	(1,377)	(889)
Preferred stock dividends of subsidiaries	229	229	458	458

	11,878	13,073	24,514	25,957

Income before preferred stock dividends of HECO	22,005	18,826	42,298	36,752
Preferred stock dividends of HECO	270	270	540	540

Net income for common stock	$21,735	$18,556	$41,758	$36,212

OTHER ELECTRIC UTILITY INFORMATION
Kilowatthour sales (millions)	2,473	2,407	4,841	4,686
Cooling degree days (Oahu)	1,320	1,283	2,232	2,111
Average fuel cost per barrel	$40.43	$38.76	$39.08	$37.36

This information should be read in conjunction with the consolidated financial statements and the notes thereto incorporated by reference in HECO’s Annual Report on SEC Form 10-K for the year ended December 31, 2003 and the consolidated financial statements and the notes thereto in HECO’s Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2004 and June 30, 2004 (when filed). Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

In the first quarter of 2004, HECO and its subsidiaries adopted the provisions of Financial Accounting Standards Board Interpretation No. 46 (revised December 2003), “Consolidation of Variable Interest Entities,” and deconsolidated HECO Capital Trust I and HECO Capital Trust II. HECO and its subsidiaries did not elect to restate previously issued financial statements. Due to the deconsolidation, for the three and six months ended June 30, 2004, HECO’s consolidated statement of income reflected equity in earnings of HECO Capital Trust I and HECO Capital Trust II of $30 thousand and $0.1 million, respectively, interest expense from borrowings related to these trusts of $0.4 million and $2.4 million, respectively, and no preferred securities distributions of trust subsidiaries. The trust preferred securities of HECO Capital Trusts I and II were redeemed in April 2004. In March 2004, HECO Capital Trust III issued $50 million of trust preferred securities, which were never consolidated.

American Savings Bank, F.S.B. and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
(in thousands)	2004	2003	2004	2003
Interest and dividend income
Interest and fees on loans	$45,832	$50,425	$92,241	100,898
Interest on mortgage-related securities	27,559	26,023	54,636	55,300
Interest and dividends on investment securities	1,665	1,551	3,413	3,308

	75,056	77,999	150,290	159,506

Interest expense
Interest on deposit liabilities	11,464	13,653	23,674	28,083
Interest on Federal Home Loan Bank advances	10,347	12,052	20,844	25,618
Interest on securities sold under repurchase agreements	5,231	5,431	10,477	10,772

	27,042	31,136	54,995	64,473

Net interest income	48,014	46,863	95,295	95,033
Provision for loan losses	(3,000)	1,025	(4,600)	2,175

Net interest income after provision for loan losses	51,014	45,838	99,895	92,858

Other income
Fees from other financial services	6,160	6,264	11,742	11,949
Fee income on deposit liabilities	4,276	3,964	8,657	7,834
Fee income on other financial products	2,646	2,379	5,622	5,234
Fee income on loans serviced for others, net	907	(442)	577	(1,444)
Gain on sale of securities	—	1,554	16	2,366
Other income	937	985	2,336	2,360

	14,926	14,704	28,950	28,299

General and administrative expenses
Compensation and employee benefits	15,704	16,701	31,459	32,794
Occupancy	4,273	4,082	8,529	7,916
Equipment	3,378	3,394	7,045	6,752
Data processing	2,777	2,603	5,600	5,407
Professional services	2,221	2,303	3,861	5,500
Interest on income taxes	5,324	195	5,324	195
Other	9,252	8,903	17,908	17,806

	42,929	38,181	79,726	76,370

Income before minority interests and income taxes	23,011	22,361	49,119	44,787
Minority interests	23	32	49	66
Income taxes	28,584	7,483	37,387	15,014

Income before preferred stock dividends	(5,596)	14,846	11,683	29,707
Preferred stock dividends	1,353	1,352	2,705	2,705

Net income for common stock	$(6,949)	$13,494	$8,978	27,002

Interest rate spread (%)	3.08	3.02	3.06	3.08

This information should be read in conjunction with the consolidated financial statements and the notes thereto incorporated by reference in HEI’s Annual Report on SEC Form 10-K for the year ended December 31, 2003 and the consolidated financial statements and the notes thereto in HEI’s Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2004 and June 30, 2004 (when filed). Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

In 1998, ASB formed a subsidiary, which elects to be taxed as a real estate investment trust (REIT). The State of Hawaii Department of Taxation(DOT) challenged ASB’s tax position and issued notices of tax assessment. In 2002, ASB filed an appeal with the State Board of Review, First Taxation District, which issued its decision in favor of the DOT in 2003. ASB filed a notice of appeal with the Hawaii Tax Appeal Court. In May 2004, the DOT and ASB each filed a Motion for Summary Judgment, and in June 2004, the Hawaii Tax Appeal Court ruled in favor of the DOT and against ASB. ASB continues to believe that its tax position is proper and has appealed the decision. However, as a result of the Court’s decision, ASB recorded a charge to net income (i.e., net of federal tax benefits) in the second quarter of 2004 of approximately $24 million for the potential cumulative bank franchise tax liability ($21 million) and interest ($3 million) since the REIT was formed through March 31, 2004.

Item 12. Results of Operations and Financial Condition

The news release dated July 19, 2004 filed under Item 5, “Other Events and Regulation FD Disclosure,” herein is also furnished pursuant to Item 12, “Results of Operations and Financial Condition.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized. The signature of the undersigned companies shall be deemed to relate only to matters having reference to such companies and any subsidiaries thereof.

HAWAIIAN ELECTRIC INDUSTRIES, INC.	HAWAIIAN ELECTRIC COMPANY, INC.
(Registrant)	(Registrant)

/s/ Eric K. Yeaman	/s/ Richard A. von Gnechten
Eric K. Yeaman	Richard A. von Gnechten
Financial Vice President, Treasurer and Chief Financial Officer	Financial Vice President
(Principal Financial Officer of HEI)	(Principal Financial Officer of HECO)
Date: July 19, 2004	Date: July 19, 2004